UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 23, 2023

Commission File No. 001-14778

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite B-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SNGX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Previously Disclosed Background

As previously reported, on December 20, 2022, the Company received a written notice from Nasdaq providing that the staff (the “Staff”) of Nasdaq determined to delist the Company’s common stock from The Nasdaq Capital Market because the closing bid price of the Company’s common stock had not been at least $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) and because the Company’s shareholders’ equity had not been at least $2,500,000 nor had the alternatives of market value of listed securities or net income from continuing operations been met, as required by Listing Rule 5550(b) (the “Shareholders’ Equity Requirement”). On February 2, 2023, the Company had an oral hearing with a Nasdaq Hearings Panel (the “Panel” to appeal the Staff’s delisting determination.

On February 21, 2023, the Company received a letter from Nasdaq, stating that the Panel granted the Company’s request to continue its listing on Nasdaq, on the condition that (1) on February 24, 2023, the Company had demonstrated compliance with the Minimum Bid Price Requirement, by evidencing a closing bid price of $1.00 or more per share for a minimum of ten consecutive trading sessions; and (2) on or before March 31, 2023, the Company had demonstrated compliance with the Shareholders’ Equity Requirement.

As of the close of the market on February 24, 2023, the Company satisfied the first condition – compliance with the Minimum Bid Price Requirement for a minimum of ten consecutive trading sessions.

On April 6, 2023, Nasdaq granted the Company’s request for an extension of the deadline by which it must regain compliance with the Shareholders’ Equity Requirement from March 31, 2023 to May 15, 2023. The Company is working diligently to satisfy, and intends to regain compliance with, the Shareholders’ Equity Requirement; however, there can be no assurance that the Company will be able to do so prior to the deadline established by Nasdaq, or at all, or that the Company’s common stock will remain listed on The Nasdaq Capital Market.

New Disclosure

As of the close of the market on May 9, 2023, the Company came into compliance with the Shareholders’ Equity Requirement based on recent capital raising activities.

On May 23, 2023, the Company received a letter from Nasdaq confirming that the Company had regained compliance with the Shareholders’ Equity Requirement and is in compliance with all other applicable requirements for listing on Nasdaq. Accordingly, the Panel determined to continue the listing of the Company’s securities on Nasdaq and closed the matter.

The Panel has also determined to impose a Panel Monitor on the Company for a period of one year. During the Panel Monitor period, the Company will be under an obligation to notify the Panel in the event its closing bid price falls below $1.00 on any trading day and if the Company falls out of compliance with any applicable listing requirement.  If, during the Panel Monitor period, the Nasdaq Listing Qualifications Department determines that the Company has failed to meet any requirement for continued listing on Nasdaq, the Nasdaq Listing Qualifications Department will issue a delisting determination.  In such event, the Company may seek a review of the delisting determination and the Nasdaq Hearings Department will schedule a hearing with regard to the deficiency.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

May 26, 2023	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

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